Exhibit 99.1

Staffing 360 Solutions Receives Nasdaq Notification

Related to Non-Timely Filing of 2024 First Quarter Form 10-Q

NEW YORK, May 28, 2024 - Staffing 360 Solutions, Inc. (Nasdaq: STAF) (“Staffing 360” or the “Company”), a company executing a buy-integrate-build strategy through the acquisition of staffing organizations in the United States, today reported that it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”) for the period ended March 30, 2024.

Pursuant to the letter, The Nasdaq Hearings Panel will consider the late filing in their decision regarding the Company’s continued listing on The Nasdaq Capital Market. Staffing 360 has until June 17, 2024, to present its views in writing with respect to the filing deficiency to Nasdaq. Nasdaq’s exception to allow the Company to regain compliance, if granted, will be limited to a maximum of 180 calendar days from the initial due date of the Company’s Annual Report on Form 10-K, or October 14, 2024.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of a buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States. The Company believes that the staffing industry offers opportunities for accretive acquisitions and as part of its targeted consolidation model, is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and light industrial staffing space.

For more information, visit http://www.staffing360solutions.com. Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project,” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to retain our listing on Nasdaq and to regain and maintain compliance with the rules of Nasdaq; market and other conditions; the geographic, the Company’s ability to conduct its business and raise capital in the future if and when needed; weakness in general economic conditions and levels of capital spending by customers in the industries the Company serves; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of customer capital projects or the inability of the Company’s customers to pay the Company’s fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with the Company’s customers; competitive market pressures; the availability and cost of qualified labor; the Company’s level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for the Company’s business activities, including, but not limited to, the activities of the Company’s temporary employees; the Company’s performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to the Company’s businesses; the Company’s ability to access the capital markets by pursuing additional debt and equity financing to fund its business plan and expenses on terms acceptable to the Company or at all; and the Company’s ability to comply with its contractual covenants, including in respect of its debt agreements, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contact:

Roger Pondel or Laurie Berman

PondelWilkinson Inc.

310-279-5980

pwinvestor@pondel.com

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